EXHIBIT 21


                           THERMO PROCESS SYSTEMS INC.

                         SUBSIDIARIES OF THE REGISTRANT

   At May 26, 1995, Thermo Process Systems Inc. owned the following companies:

                                                State or          Registrant's
                                                Jurisdiction      % of
   Name                                         Incorporation     Ownership
   ---------------------------------------------------------------------------

   Beheersmaatschappij J. Amerika N.V.          Netherlands          62.2%
     Amerika Tankinstallaties B.V.              Netherlands           100%
     High-Tech Trouble-Shooters B.V.            Netherlands           100%
     Jac. Amerika en Zonen B.V.                 Netherlands           100%
     Refining & Trading Holland B.V.            Netherlands           100%
   Engineering Technology and Knowledge
    Corporation                                 Delaware              100%
     Elson T. Killam Associates, Inc.           New Jersey            100%
      Duncan, Lagnese and Associates,
       Incorporated                             Pennsylvania          100%
      E3-Killam, Inc.                           New York              100%
      Killam Associates, Inc.                   Ohio                  100%
      Killam Management and Operational
       Services, Inc.                           New Jersey            100%
   Holcroft (Canada) Limited                    Canada                100%
   Holcroft Corporation                         Delaware              100%
     Holcroft GmbH                              Germany               100%
   Metallurgical, Inc.                          Minnesota             100%
     Cal-Doran Metallurgical Services, Inc.     California            100%
   Skinner & Sherman, Inc.                      Massachusetts         100%
     Skinner & Sherman Technology, Inc.         Massachusetts         100%
     Bettigole Andrews & Clark, Inc.            New York              100%
      N.H. Bettigole Co., Inc.                  Delaware              100%
      N.H. Bettigole, P.A.                      New Jersey            100%
      N.H. Bettigole, P.C.                      New York              100%
     Eberline Analytical Corporation            New Mexico            100%
     Fellows, Read & Associates, Inc.           New Jersey            100%
     Normandeau Associates, Inc.                New Hampshire         100%
     Thermo Consulting Engineers Inc.           Delaware              100%
      George A. Schock & Associates, Inc.       New Jersey            100%
      Jennison Engineering, Inc.                Vermont               100%
     TMA/NORCAL Inc.                            California            100%
   Thermo Analytical Inc.                       Delaware              100%
   Thermo Remediation Inc.                      Delaware            65.88%
     Thermo Fluids Inc.                         Delaware              100%
     TPS Technologies Inc.                      Florida               100%
      TPST Soil Recyclers of California Inc.    California            100%
      TPST Soil Recyclers of Maryland Inc.      Maryland              100%
       Todds Lane Limited Partnership           Maryland              100%*
      TPST Soil Recyclers of New York Inc.      New York              100%
      TPST Soil Recyclers of Oregon Inc.        Oregon                100%
      TPST Soil Recyclers of South
       Carolina Inc.                            Delaware              100%
      TPST Soil Recyclers of Virginia Inc.      Delaware              100%
      TPST Soil Recyclers of Washington Inc.    Washington            100%

   * Partnership as of April 1, 1995